EXHIBIT 8.1

Significant Subsidiaries and Equity Interests

Name                                          Vessel/Activity               Incorporation     Ownership Percentage
----                                          ---------------               -------------     --------------------
Granite Shipping Co. Ltd.                     Front Granite                  Bahamas            100%
Golden Current Limited                        Opalia                         Isle of Man        100%
Ariake Transport Corporation                  Ariake                         Liberia            100%
Bonfield Shipping Ltd.                        Front Driver                   Liberia            100%
Edinburgh Navigation SA                       Edinburgh                      Liberia            100%
Front Ardenne Inc.                            Front Ardenne                  Liberia            100%
Front Brabant Inc.                            Front Brabant                  Liberia            100%
Front Falcon Inc.                             Front Falcon                   Liberia            100%
Front Glory Shipping Inc.                     Front Glory                    Liberia            100%
Front Pride Shipping Inc.                     Front Pride                    Liberia            100%
Front Saga Inc.                               Front Page                     Liberia            100%
Front Scilla Inc.                             Front Scilla                   Liberia            100%
Front Serenade Inc.                           Front Serenade                 Liberia            100%
Front Splendour Shipping Inc.                 Front Splendour                Liberia            100%
Front Stratus Inc.                            Front Stratus                  Liberia            100%
Golden Bayshore Shipping Corporation          Navix Astral                   Liberia            100%
Golden Estuary Corporation                    Front Comanche                 Liberia            100%
Golden Fjord Corporation                      Ocana (ex Front Commerce)      Liberia            100%
Golden Narrow Corporation                     Golden Victory                 Liberia            100%
Golden Seaway Corporation                     New Vanguard                   Liberia            100%
Golden Sound Corporation                      New Vista                      Liberia            100%
Golden Tide Corporation                       Omala (ex New Circassia)      Liberia            100%
Hitachi Hull # 4983 Corporation               Otina (ex Hakata)              Liberia            100%
Katong Investments Ltd.                       Front Breaker                  Liberia            100%
Langkawi Shipping Ltd.                        Front Birch                    Liberia            100%
Millcroft Maritime SA                         Front Champion                 Liberia            100%
Patrio Shipping Ltd.                          Front Hunter                   Liberia            100%
Sea Ace Corporation                           Front Ace                      Liberia            100%
Sibu Shipping Ltd.                            Front Maple                    Liberia            100%
South West Tankers Inc.                       Front Sunda                    Liberia            100%
Ultimate Shipping Ltd.                        Front Century                  Liberia            100%
West Tankers Inc.                             Front Comor                    Liberia            100%

Aspinall Pte Ltd.                             Front Viewer                   Singapore          100%
Blizana Pte Ltd.                              Front Rider                    Singapore          100%
Bolzano Pte Ltd.                              Mindanao                       Singapore          100%
Cirebon Shipping Pte Ltd.                     Front Vanadis                  Singapore          100%
Fox Maritime Pte Ltd.                         Front Sabang                   Singapore          100%
Front Dua Pte Ltd.                            Front Duchess                  Singapore          100%
Front Empat Pte Ltd.                          Front Highness                 Singapore          100%
Front Enam Pte Ltd.                           Front Lord                     Singapore          100%
Front Lapan Pte Ltd.                          Front Climber                  Singapore          100%
Front Lima Pte Ltd.                           Front Lady                     Singapore          100%
Front Tiga Pte Ltd.                           Front Duke                     Singapore          100%
Front Sembilan Pte Ltd.                       Front Leader                   Singapore          100%
Rettie Pte Ltd.                               Front Striver                  Singapore          100%
Transcorp Pte Ltd.                            Front Guider                   Singapore          100%
Front Target Inc.                             Front Target                   Liberia            100%
Front Transporter Inc.                        Front Transporter              Liberia            100%
Front Traveller Inc.                          Front Traveller                Liberia            100%
Benmore Shipping Company Limited              Sea Alpha                      Cyprus             100%
Newbond Shipping Company Limited              Sea Energy                     Cyprus             100%
Hudson Bay Marine Company Limited             Sea Force                      Cyprus             100%
Jaymont Shipping Company Limited              Sea Beta                       Cyprus             100%
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